UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 25, 2005, David J. Mazzo, Ph.D. became a member of the Avanir Pharmaceuticals Board of Directors. Dr. Mazzo is currently the President and Chief Executive Officer of Chugai Pharma USA, a subsidiary of the Chugai-Roche Group. Dr. Mazzo has more than 20 years of experience within the pharmaceutical industry, including holding positions with Merck, Baxter, Rhône-Poulenc Rorer, Hoechst Marion Roussel, and Schering-Plough. Dr. Mazzo holds B.A. and B.S. degrees from Villanova University, as well as an M.S. in Chemistry and a Ph.D. in Analytical Chemistry from the University of Massachusetts (Amherst). He complemented his American education as a Research Fellow at the École Polytechnique Fédérale de Lausanne, Switzerland.

Dr. Mazzo was elected as a Class III director and his current term ends following the Company's 2007 annual meeting of shareholders. Dr. Mazzo will initially serve on the Compensation committee of the Board of Directors.

On July 25, 2005, the Company issued a press release announcing the appointment of Dr. Mazzo. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1
Description: Press Release, dated July 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

July 25, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 25, 2005